SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 23, 2008

Date of report (Date of earliest event reported)

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Rotate Black, Inc.

(Exact Name of Registrant as Specified in its Charter)

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0-14039	75-3225181
(Commission File Number)	(I.R.S. Employer Identification No.)

932 Spring Street, Suite 201

PETOSKEY, MI 49770

(Address of Principal Executive Offices) (Zip Code)

231/347-0777

(Registrant's telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective January 23, 2004, Massella & Associates, CPA, PLLC formerly Massella Roumbos, LLP ("Massella") was dismissed as independent certified public accountant of Rotate Black, Inc., formerly BevSystems. Inc., (the "Company").  Massella’s report on the Company’s financial statements did not contain any adverse opinion, disclaimer of opinion, or modification or qualification of opinion, except that Massella’s report on the financial statements for the year ended March 29, 2003 contains an explanatory paragraph indicating that there is substantial doubt as to the Company’s ability to continue as a going concern. Prior to the dismissal, there were no disagreements with Massella on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Massella would have caused it to make reference to such disagreement in its reports. The Company requested that Massella furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 20, 2008 is filed as Exhibit 16 to this Form 8-K.

(b) Effective September 17, 2008, the Company appointed Raich Ende Malter & Co. LLP ("REM") as its independent certified public accounting firm to audit its financial statements. During the two most recent fiscal years and through September 17, 2008, the Company has not consulted with REM regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement or reportable event with the former auditors (as defined in Regulation S-K Item 304 (a)).

The decision to change accountants was approved by the Board of Directors.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

EXHIBIT NO.	DESCRIPTION
16	Letter from Massella & Associates, CPA, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Rotate Black, Inc.
(Registrant)

Date: October 20, 2008	By:	/s/ DUAL B. COOPER
Dual Cooper, President and Chief Operating Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
16	Letter from Massella & Associates, CPA, PLLC